                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2002 (except for, as to which the date is June xx, 2002) in Amendment 1 in the Registration Statement on (Form S-1 No. 333-87158) and Related Prospectus of NOMOS Corporation for the registration of its common stock.


                                                      Ernst & Young LLP


Pittsburgh, Pennsylvania


         The foregoing consent is in the form that will be signed upon completion of the transaction described in Note 15 to the financial statements.


                                                      /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 4, 2002